Exhibit 99.1
Alliance Bankshares Appoints Interim Chief Financial Officer
Alliance Bankshares Corporation has appointed Jean S. Houpert as Senior Vice President, Interim Chief Financial Officer for the Company and its banking subsidiary, Alliance Bank Corporation. Ms. Houpert joined the Bank in October 2008 as Vice President, Director of Accounting, with responsibility for regulatory reporting and filings, accounting functions, and deposit operations. She was promoted to Senior Vice President in December 2009. In her expanded role as Interim Chief Financial Officer, Ms. Houpert will also be responsible for the Bank’s investment portfolio, ALCO management, and compliance.
“We are very fortunate to have Jean as part of the Company’s leadership team,” noted William E. Doyle, Jr., President and Chief Executive Officer.” Her previous background in public accounting and banking serves her well in this expanded role within the executive management of the Company. Over the past few months, Jean has played an integral role in the strategic initiative which resulted in the recently announced merger agreement with Eagle Bancorp,” concluded Mr. Doyle.